AMERICAN ELECTRIC POWER SYSTEM

                       MANAGEMENT INCENTIVE COMPENSATION PLAN

                                        1996

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
INTRODUCTION            . . . . . . . . . . . . . . . . . . . . . . . . .  iv

       1.0     OVERVIEW . . . . . . . . . . . . . . . . . . . . . . . . .   1
               1.1      Participation in MICP . . . . . . . . . . . . . .   1
               1.2      MICP Award Limitation . . . . . . . . . . . . . .   2

       2.0     TARGET AWARD ALLOCATIONS . . . . . . . . . . . . . . . . .   3

       3.0     AEP CORPORATE PERFORMANCE CRITERIA . . . . . . . . . . . .   5
               3.1      Average Annual ROE  . . . . . . . . . . . . . . .   5
               3.2      Total Investor Return . . . . . . . . . . . . . .   6
               3.3      Realization Ratio . . . . . . . . . . . . . . . .   7

       4.0     T&D ENERGY DELIVERY PERFORMANCE CRITERIA . . . . . . . . .   8
               4.1      Customer Satisfaction & Loyalty . . . . . . . . .   8
               4.2      Safety Performance  . . . . . . . . . . . . . . .  10
               4.3      O&M Expense vs. Budget. . . . . . . . . . . . . .  11
               4.4      Customer Service Reliability Index  . . . . . . .  13
               4.5      Material & Supply Inventory Reduction . . . . . .  13
               4.6      Marketing Performance . . . . . . . . . . . . . .  14

       5.0     MARKETING BUSINESS UNIT PERFORMANCE CRITERIA . . . . . . .  17
               5.1      Annual Marketing Objective  . . . . . . . . . . .  17
               5.2      Annual Account Management Objective . . . . . . .  18
               5.3      Market Share of Electricity . . . . . . . . . . .  19
               5.4      Market Share of Energy  . . . . . . . . . . . . .  20
               5.5      Loyalty Objective . . . . . . . . . . . . . . . .  20

       6.0     POWER PLANT MANAGERS . . . . . . . . . . . . . . . . . . .  22

       7.0     REGION PLANT SERVICES  . . . . . . . . . . . . . . . . . .  22

       8.0     CENTRAL MACHINE SHOP MANAGER . . . . . . . . . . . . . . .  22

       9.0     FUEL SUPPLY PERFORMANCE CRITERIA . . . . . . . . . . . . .  23
               9.1      Adjusted Cost of Coal Produced from
                          Affiliated Mines  . . . . . . . . . . . . . . .  23
               9.2      PUCO Cap Performance  . . . . . . . . . . . . . .  24
               9.3      Safety Performance  . . . . . . . . . . . . . . .  24
               9.4      Senior Vice President and Senior Staff-Fuel
                          Supply - Delivered Fuel Prices  . . . . . . . .  25
               9.5      Vice President - Fuel Procurement Measures  . . .  25
               9.6      General Mine Manager/General Superintendent
                          Measures  . . . . . . . . . . . . . . . . . . .  26
               9.7      Manager-River Transportation Measures . . . . . .  26
               9.8      Manager-Cook Coal Terminal Measures . . . . . . .  27
               9.9      Managing Director-Transportation Measures . . . .  28
               9.10     Senior Vice President, Vice Presidents, Senior
                          Staff-Fuel Supply & Managing Director-
                          Transportation. . . . . . . . . . . . . . . . .  28

       10.0      POWER GENERATION PERFORMANCE CRITERIA  . . . . . . . . .  29

       11.0      DEPARTMENT/BUSINESS UNIT OBJECTIVES  . . . . . . . . . .  29

       12.0      THE MICP IN ACTION . . . . . . . . . . . . . . . . . . .  30

       13.0      PAYMENT RIGHTS AT TERMINATION OF ACTIVE EMPLOYMENT . . .  33
                 13.1      Termination After Completion of Plan Year. . .  33
                 13.2      Termination Due to Death, Retirement, or
                             Disability . . . . . . . . . . . . . . . . .  33
                 13.3      Involuntary Termination During Plan Year . . .  34

       14.0      CHANGES IN SALARY/POSITION/PARTICIPATION . . . . . . . .  35

       15.0      PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . .  36

       16.0      MICP AWARD DISTRIBUTIONS AND DEFERRALS . . . . . . . . .  A-1

       17.0      POSSIBLE ADJUSTMENTS TO CORPORATE PERFORMANCE DATA . . .  A-3

       18.0      FUEL SUPPLY PAYMENT SCHEDULES  . . . . . . . . . . . . .  A-4
                 18.1      Senior Vice President-Fuel Supply. . . . . . .  A-4
                 18.2      Delivered Fuel Prices. . . . . . . . . . . . .  A-4
                 18.3      Vice President-Fuel Procurement. . . . . . . .  A-5
                 18.4      Delivered Fuel Prices. . . . . . . . . . . . .  A-5
                 18.5      Power Generation Production Cost . . . . . . .  A-6
                 18.6      General Mine Managers/General Super-
                             intendent (Meigs). . . . . . . . . . . . . .  A-6
                 18.7      Southern Ohio Coal Company - Meigs . . . . . .  A-6
                 18.8      Central Ohio Coal Company. . . . . . . . . . .  A-7
                 18.9      Windsor Coal Company . . . . . . . . . . . . .  A-7
                 18.10     All Coal Mines - Safety Incidence Rate . . . .  A-8
                 18.11     Manager - River Transportation . . . . . . . .  A-9
                 18.12     River Transportation Operating Cost Per
                             Ton Mile . . . . . . . . . . . . . . . . . .  A-9
                 18.13     River Transportation Safety Incidence Rate . .  A-9
                 18.14     Manager-Cook Coal Terminal . . . . . . . . . .  A-10
                 18.15     Cook Coal Terminal Adjusted Cost Per Ton . . .  A-10
                 18.16     Cook Coal Terminal Safety Incidence Rate . . .  A-10
                 18.17     Managing Director-Transportation . . . . . . .  A-11
                 18.18     Cook Coal Terminal Adjusted Cost Per Ton . . .  A-11
                 18.19     River Transportation Operating Cost
                             Per Ton Mile . . . . . . . . . . . . . . . .  A-11
                 18.20     Delivered Fuel Prices. . . . . . . . . . . . .  A-12
                 18.21     River Transportation and Cook Coal Terminal
                             Safety Incidence Rate. . . . . . . . . . . .  A-12
       19.0      POWER GENERATION DEPARTMENT/BUSINESS UNIT
                   PAYMENT SCHEDULES  . . . . . . . . . . . . . . . . . .  A-13
                 19.1      O & M Expenditure  . . . . . . . . . . . . . .  A-13
                 19.2      Power Generation Production Cost . . . . . . .  A-13
                 19.3      Capital Expenditures . . . . . . . . . . . . .  A-14
                 19.4      Equivalent Availability. . . . . . . . . . . .  A-14
                 19.5      Heat Rate. . . . . . . . . . . . . . . . . . .  A-15

                          INTRODUCTION


The American Electric Power System is continuing the Management Incentive Compensation Plan (MICP) during 1996, with revisions from the 1995 Plan. The Plan's purpose is to bring together the interests of key managers with those of the AEP System's customers and shareholders by providing performance incentives to serve customers' needs and meet shareholders' financial expectations at the highest possible levels.

Through the MICP, a key manager can receive an annual monetary award in addition to base salary, if certain performance levels are met. The Plan is designed to help motivate a consistent level of superior Company performance by rewarding those principally accountable for achieving it.

This Plan provides an element of compensation which will vary directly with Company performance. It will ensure that key managers are compensated competitively and consistent with the AEP System's financial and operating performance.

Any questions about the Plan should be directed to the Director-
Compensation and Benefits through the respective business unit head.
                      1.0  OVERVIEW OF THE
               MANAGEMENT INCENTIVE COMPENSATION PLAN

A participant's MICP annual target award is expressed as a percentage of annual base earnings. Actual awards can vary from 0% to 150% of the target award, based on performance.

Performance criteria are established annually for the following organizational units:

          -       AEP Corporate
          -       Energy Delivery T&D Business Group
          -       Power Generation
          -       Marketing
          -       Fuel Supply
          -       Individual Units

Each participant's target award is allocated by organizational unit. The organization's success in meeting the year's established performance criteria determines the participant's actual award.

During the first part of the year following each performance year a participant will receive 80% of any actual award in cash unless a deferral election had been made in accordance with Section
16.2. The remaining 20% is deferred in the form of AEP common stock units payable 3 years later (see Addendum page A-1) unless a deferral election had been made in accordance with Section 16.2.

1.1 PARTICIPATION IN MICP - A select group of key managers and executives whose performance most significantly affects the Company's success participate in the MICP. Positions eligible and individual executives were approved for participation in the 1996 Plan by the Chief Executive Officer. The following procedures apply to the addition of any other positions or executives:

          A. NEW PARTICIPANTS - Participation is generally automatic for employees promoted or transferred to a position that has been previously approved as eligible for participation in the Plan, effective on the promotion or transfer date. However, if an employee is demoted to a position normally covered by the MICP, approval of the Chief Executive Officer is required for the demoted employee to be eligible to continue as a participant.

                  Prior to becoming a participant in the Plan, specific approval of the Chief Executive Officer is required for all employees or positions not previously eligible to participate in the Plan. Requests for approval by the Chief Executive Officer should be submitted through the Director-Compensation & Benefits.

                  An executive who is not currently a Plan participant and who is entering an eligible position for the first time, will generally be eligible to participate in that year's Plan if the promotion or transfer date is prior to October 1. If it is after this date, the executive will be eligible to participate in the following year's Plan.

1.2 MICP AWARD LIMITATION - No award is payable unless AEP's dividends remain at prevailing levels and net income is greater than dividend payments in the current year.


                     2.0  TARGET AWARD ALLOCATIONS

Target awards of MICP participants are allocated to AEP Corporate and other organization units, as follows:

                          Target Award*
                          as Percent of           Percent of Awards Allocated
      Participant          Base Salary              to Organizational Units
- -----------------------   -------------   ------------------------------------------
Office of the Chairman         30         100   Corporate Performance

EVP-Energy Delivery            25          75   Corporate Performance
Group, Controller, VPs,                    25   Department/Business Unit Performance
SVPs and State Presidents                       or
                                           60   Corporate
                                           40   Department/Business Unit Performance
                                                or
                                          100   Corporate Performance

Fuel Supply SVP and VPs        25          25   Corporate Performance
                                           45   Fuel Supply Performance
                                           25   Delivered Fuel Prices
                                            5   Power Generation Production Cost

AEP Division Managers          20          75   Corporate Performance
and Others as Designated                   25   Department/Business Unit Performance
                                                or
                                           60   Corporate Performance
                                           40   Department/Business Unit Performance
                                                or
                                           50   Corporate
                                           50   Department/Business Unit Performance
                                                or
                                          100   Corporate

Region Managers                20          50   Corporate Performance
                                           50   Region/Business Unit Performance

Power Plant Managers           20          25   Corporate Performance
(including Cook)                           75   Plant Incentive Plan

Site VP (Cook)                 25          25   Corporate Performance
                                           75   Plant Incentive Plan

Region Plant Services          20          25   Corporate Performance
Managers and Production                    75   Region Plant Services Performance
Services Manager

Central Machine Shop           20          25   Corporate Performance
Manager                                    75   Central Machine Shop Performance

Fuel Supply Lancaster          20          25   Corporate Performance
Senior Staff                               45   Fuel Supply Performance
                                           25   Delivered Fuel Prices
                                            5   Power Generation Production Cost

Vice President-Fuel            25          25   Corporate Performance
Procurement                                20   Fuel Supply Performance
                                           50   Department Performance
                                            5   Power Generation Production Cost

Managing Director-             20          25   Corporate Performance
Transportation                             20   Fuel Supply Performance
                                           50   Department Performance
                                            5   Power Generation Production Cost

Fuel Supply General Mine       20          25   Corporate Performance
Managers/General Super-                    25   Fuel Supply Performance
intendent (Meigs)                          50   Division/Mine Performance

Manager-Cook Coal              20          25   Corporate Performance
Terminal                                   75   Cook Coal Terminal Performance

Manager-River Trans-           20          25   Corporate Performance
portation                                  75   River Transportation Performance

VP & General Manager           25          25   Corporate Performance
(Meigs)                                    25   Fuel Supply Performance
                                           50   Division/Mine Performance

                3.0  AEP CORPORATE PERFORMANCE CRITERIA

There are three AEP Corporate performance criteria which are weighted to determine a single Corporate performance factor. The three are as follows:

- -         A two-component measure of Annual Return on Average
          Stockholder Equity (ROE) for the current year - weighted at 25%;

- -         A component measuring the Three-Year Average Total Investor
          Return (TIR) - weighted at 25%; and

- -         A component comparing the Realization Ratio (Average Price of Power Sold to Retail Customers vs. Other Utilities) for the current year - weighted at 50%.

The following describes each in greater detail.

3.1 RETURN ON EQUITY (ROE) is corporate annual after-tax income as a percentage of average annual stockholder equity. It is an indication of how profitably AEP manages its investors' capital. For purposes of the MICP, ROE is measured in the following two ways, each of which is weighted 12.5%:

          -       In terms of absolute performance; and

          - Relative to the ranking of the AEP ROE among the 20 other electric utilities that together with AEP make up the Standard & Poor's Utility Index.

          The results of these two measures are averaged to determine performance on this component.

          The following chart indicates both of these ROE measurements and the performance factors for each.

                                  AVERAGE ANNUAL ROE

                             Performance     S&P Utility     Performance
             Absolute ROE      Factor*      ROE Ranking**       Factor
             ------------    -----------    -------------    -----------
              16 or more        1.50             1-6             1.50
                  15            1.25              7              1.40
                  14            1.00              8              1.30
                  13             .80              9              1.20
                  12             .60             10              1.10
                  11             .40             11              1.00
              10 or less           0             12               .80
                                                 13               .60
                                                 14               .40
                                                 15               .20
                                             16 or more            0
*Interpolate at intermediate performance.
**Highest ROE is ranked first.

Example: If AEP's annual ROE is 14%, and AEP achieves an S&P Utility Index rank of seventh out of 21, the average performance factor will be calculated this way: (1.00 + 1.40) / 2 = 1.20.

3.2 TOTAL INVESTOR RETURN (TIR) is an indicator of the increase in value of AEP shareholders' investment. It measures the annual percentage increase in stock price as well as dividends paid over a three-year period (the current and two prior years). AEP System results are then compared with the other 20 companies in the Standard & Poor's
          Utility Index and are ranked for each of the three years.
          Performance factors are determined based on the average of the TIR rankings for the three years, as follows:

                  THREE-YEAR AVERAGE TOTAL INVESTOR RETURN

              AEP TIR Ranking*              Performance Factor
              ----------------              ------------------

                 6 or higher                       1.50
                      7                            1.40
                      8                            1.30
                      9                            1.20
                     10                            1.10
                     11                            1.00
                     12                             .80
                     13                             .60
                     14                             .40
                     15                             .20
                     16                              0

         *Highest TIR is ranked first.

         Example: If the three-year average rank of AEP is 12 out of 21, the performance factor is .80.

3.3 REALIZATION RATIO is a measure of relative cost efficiency and productivity -- from AEP customers' perspective. It compares the AEP System's average price of power sold to ultimate customers with other utilities' corresponding average price. The realization ratio is based on average realization for sales to ultimate customers by other investor-owned utilities in the seven states in which AEP operates, weighted by the respective proportions of AEP's corresponding sales in those states. (Because Kingsport
         Power is the only investor-owned electric utility in Tennessee, the realization ratio for that state is based on retail rates of TVA Tennessee distributors.) Performance factors are then derived, as follows:

                               AEP REALIZATION RATIO

              AEP Ratio                      Performance Factor*
              ---------                      -------------------

             .75 or less                             1.50
                 .80                                 1.25
                 .85                                 1.00
                 .90                                  .75
                 .95                                  .50
                1.00                                  .25
             above 1.00                                 0

         *Interpolate at intermediate performance.

         Example: If AEP's average realization is 20% below the seven-state average, its ratio will be .80 and the performance factor will be 1.25.


              4.0  TRANSMISSION AND DISTRIBUTION ENERGY
                     DELIVERY PERFORMANCE CRITERIA

There are six T&D Energy Delivery performance criteria that are individually weighed to determine a single performance factor for the T&D Energy Delivery Group, Energy Distribution, Energy
Transmission and each Region.  The six are as follows:

- -       Customer Satisfaction and Loyalty - weighted at 20%;
- -       Safety - weighted at 20%;
- -       O&M Expense vs. Budget - weighted at 20%;
- -       Customer Service Reliability Index - weighted at 20%;
- -       Material and Supply Inventory Reduction - weighted at 10%;
- -       Marketing - weighted at 10%.

The following describes each measure in more detail.

4.1 CUSTOMER SATISFACTION AND LOYALTY is based on a weighted average of the performance factors of the National Key
        Account Benchmark study by TQS Research (TQS), the
        Commercial and Industrial Customer Satisfaction Study by RKS
        Research and Consulting (RKS) and the Corporate Positioning and Communication Tracking Study by Market Strategies, Inc.
        (MSI) survey instruments in proportions of 61.3%, 28.5%, and 10.2% respectively. The TQS, RKS, and MSI represent the key accounts, major accounts, and residential segments, respectively. The "Customer Loyalty-Electric" score will be utilized from the TQS study, the "Customer Assessment Score" will be utilized from the RKS study, and the "Overall
        Satisfaction" score will be utilized form the MSI study.
        The performance factor for each instrument will be computed in accordance with the following payment schedule. Note that while a percentile approach is preferred in the computation of a performance factor with all three of the instruments, a raw score is utilized in the RKS instrument as the timing of the study is not anticipated to permit comparison to other utilities' scores. The award will not be distinguishable between Transmission and Distribution.
        Targets and results will be system-wide. The 1996 targets and performance factors are:

                  ENERGY DISTRIBUTION BUSINESS UNIT AND REGION
                         TARGET AWARD PAYMENT SCHEDULE
                              TQS AND MSI TARGETS

        Ranking Result (percentile)             Performance Factor*
        ---------------------------             -------------------

                  Top 10%                               1.50
                    15%                                 1.25
                    20%                                 1.00
                    25%                                 0.50
                 Bottom 70%                             0.00

        *Interpolate at intermediate performance.

                ENERGY DISTRIBUTION BUSINESS UNIT AND REGION
                        TARGET AWARD PAYMENT SCHEDULE
                                RKS TARGETS

        Customer Acceptance Score               Performance Factor*
        -------------------------               -------------------

                Over 3.2                                1.50
                   3.1                                  1.25
                   3.0                                  1.00
                   2.9                                  0.50
               Below 2.85                               0.00

        *Interpolate at intermediate performance.

        The use of the RKS instrument is dependent on receiving survey results prior to computation of the annual MICP results. In the event this information is unavailable, the performance measures of the TQS and MSI will be computed as a weighted average in the proportions 85%.7% and 14.3% respectively.

4.2     SAFETY PERFORMANCE of the T&D Energy Delivery Business
        Group, the Energy Distribution Business Unit, the Energy
        Transmission Business Unit and the transmission and distribution Regions is measured by two equally weighted indices. The indices are combined to determine a single performance factor for each organizational unit.

        - RECORDABLE CASE INCIDENCE RATE - Number of recordable cases per 200,000 work hours.

        - LOST AND RESTRICTED WORKDAY (SEVERITY) RATE - Number of days away from work AND restricted activity days per 200,000 work hours.

        The rate for the group and the appropriate Units and Regions will be compared to the most recently published EEI rate calculated for each measure. The related performance factors are determined from the following schedule and averaged to yield a single performance factor for safety performance.

                     T&D ENERGY DELIVERY SAFETY PERFORMANCE
                          TARGET AWARD PAYMENT SCHEDULE

                           RATIO TO THE LATEST EEI RATE

        Ratio to EEI Performance                    Performance Factor*
        ------------------------                    -------------------

                  0.70                                      1.50
                  0.85                                      1.00
                  0.93                                      0.50
             1.000 or more                                  0.00

        *Interpolate at intermediate performance.

        Example: If a Transmission Region achieves a ratio of .9250 to the EEI recordable case incidence rate and a ratio of .6500 to the EEI lost and restricted workday (severity) rate, the respective performance factors are .50 and 1.50.
        Averaging the two yields a single performance factor of 1.00

        The performance factor shall be zero for any Region whose recordable injuries include a fatality or a permanent total disability case.

        SOURCE OF DATA

        -     EEI Rate and AEP Data

              The EEI rates will be taken from the latest EEI Safety
              Statistical Survey Report at the time the awards are calculated. The data for T&D Energy Delivery is taken from the year-end AEP System Report of Employee Injuries and Illnesses. This information is compiled by the Safety & Health Section of System Human Resources.

        The following data for the December cumulative year-to-date report is to be compiled by the AEP Corporate Safety &
        Health Division on or before January 15 of the following year for the T&D Energy Delivery Group/Unit/Region.

        -     Total Hours Worked
        -     Lost Workdays (LWD Case - days away from work)
        -     Restricted Activity Days
        -     Lost and Restricted Workday (Severity) Rate
        -     Recordable Cases
        -     Recordable Case Incidence Rate

        DATA AVAILABILITY, CALCULATIONS AND AWARD DETERMINATIONS

        The AEP Corporate Safety & Health Section will calculate the performance factors for the T&D Energy Delivery Group, and each Business Unit and Region. The calculations will be completed by January 30 and approved by the SVP-Human
        Resources.

4.3 O&M EXPENSE PERFORMANCE VS. BUDGET is measured by comparing controllable operating and maintenance expenses against budget for the current year. Performance factors are designed to provide increased awards for expense performance which is below budget. However, because some O&M budgets are developed based primarily upon historical expenses and not upon need to complete specific projects, close monitoring of expenses is required. The EVP-Energy Delivery
        Group is responsible for monitoring expenses in each budgeting organization to ensure that projects that should have been accomplished are not delayed or omitted in order to achieve a higher performance factor score. If this is judged to occur, the approved budget will be commensurately reduced by an amount equal to the estimated cost of the project, and a revised performance factor determined.

                          T&D ENERGY DELIVERY GROUP
                           BUSINESS UNIT AND REGION

                     CONTROLLABLE O&M EXPENSES VS. BUDGET

        Expenses as Percent of Budget*             Performance Factor
        ------------------------------             ------------------

                 Less than 91%                            1.50
             91% but less than 96%                        1.25
             96% but less than 101%                       1.00
            101% but less than 103%                       0.50
            103% but less than 105%                       0.25
                105% or higher                            0.00

        *All numbers to be rounded to nearest whole numbers.

        Example: If Distribution Region's actual result is 93% of budget, the Region has placed between the 91% and 96% bracket, achieving a performance factor of 1.25.

4.4 CUSTOMER SERVICE RELIABILITY INDEX is measured by comparing the current year annual interruption frequency index and the interruption duration index against prior five-year average indices. The reliability index is determined by the following formula:

              [(Cur. Interpt. Freq. Index/5-Year Avg. Intm. Freq.
              Index) + (Cur. Interpt. Dur. Index/5-Year Avg. Intm.
              Dur. Index)] x 100/2

        Resulting performance factors are determined as follows:

               T&D ENERGY DELIVERY GROUP, UNITS AND REGIONS
                      TARGET AWARD PAYMENT SCHEDULE

                            CUSTOMER SERVICE
              RELIABILITY INDEX VS. PRIOR FIVE-YEAR AVERAGE

        Service Reliability Index                Performance Factor*
        -------------------------                -------------------

               85% or lower                              1.50
                  92.5%                                  1.25
                  100%                                   1.00
                  105%                                   0.50
             110% or higher                              0.00

        *Interpolate at intermediate performance.

        Example: If a Region's current reliability index is 97%, 3% better than its five-year average of 100%, the performance factor is:

              [(100%-97%)/(100%-92.5%) x .25] + 1 = 1.10

        Special adjustments may be considered for catastrophic situations.

4.5 MATERIAL AND SUPPLY INVENTORY REDUCTION is based on attainment of a dollar inventory reduction goal established for 1996. The goals will be adjusted to accommodate the Capital Spare Parts transfer to Materials & Supplies that began last year. Energy Delivery Support participants will have a $4 million meter inventory reduction goal in lieu of the M&S inventory reduction goal. The 1996 targets are:

                        T&D ENERGY DELIVERY GROUP DELIVERY
                         BUSINESS GROUP, UNITS AND REGIONS

                           TARGET AWARD PAYMENT SCHEDULE
                       MATERIAL & SUPPLY INVENTORY REDUCTION

         Results as Percent of Goal                 Performance Factor*
         --------------------------                 -------------------

                    150%                                     1.50
                    100%                                     1.00
                     50%                                     0.50
                      0%                                     0.00

        *Interpolate at intermediate performance.

        Example: If a region's results as a percent of goal were 125%, the performance factor is 1.25.

4.6 MARKETING performance is measured by two indices that are weight-averaged to yield a single performance factor. The target, results, and award are the same for both the Transmission and Distribution groups. The indices are further defined below.

        MARKETING results constitute 70% of the marketing performance factor. The results are measured by comparing actual performance against marketing objectives for the current year. Marketing objectives are expressed as a collection of product goals which are weighted in value through the assignment of Smart Point equivalents.
        Marketing objective performance is computed by dividing the total Smart points earned by the Smart Point goals assigned.
        The total assigned 1996 Smart Points are 6,496,398.  The
        1996 performance factors are:

             ENERGY DELIVERY BUSINESS GROUP, UNITS AND REGIONS
                       TARGET AWARD PAYMENT SCHEDULE
                             MARKETING RESULTS

        Percent of Goal                        Performance Factor*
        ---------------                        -------------------

              110%                                     1.50
              105%                                     1.25
              100%                                     1.00
               95%                                     0.50
               90%                                     0.00

        *Interpolate at intermediate results.

        MARKETING ACCOUNT MANAGEMENT OBJECTIVES constitute 30% of the marketing performance factor. Achievement is measured by comparing actual performance with account objectives for the year. Account management objectives are expressed as a collection of loyalty enhancing activities, including identification of decision groups, development of business plans, customer presentation and agreements, and implementation of two or more business plan items with designated customers. These activities are weighted in value through the assignment of point equivalents as a function of assigned customers. Account management objective performance is computed in accordance with the following tables which are preset to result in a 100 point base for easy conversion to percentage attainment.

                      NATIONAL ACCOUNT MANAGEMENT

                                                       Maximum   Actual
           Measurement         Goal   Accomplishment    Score    Score*
           -----------         ----   --------------   -------   ------

          Compl. Interv.        70                        20
            Meter Maps          50                        10
        ID Decision Groups      50                        20
          Business Plans        25                        35
        Cust. Pres. & Agree.    25                        15
           Bus Plan Impl.       15                        10
              Total                                      110

        *(Accomplishment/Goal) x Maximum Score = Actual Score (not to exceed maximum score)

                          KEY ACCOUNT MANAGEMENT

                                                       Maximum   Actual
           Measurement         Goal   Accomplishment    Score    Score*
           -----------         ----   --------------   -------   ------

        ID Decision Groups     170                        20
          Business Plans       136                        50
        Cust. Pres & Agree.    110                        30
          Business Plans        50                        10
              Total                                      110

        *(Accomplishment/Goal) x Maximum Score = Actual Score (not to exceed maximum score)

        The results for key and national accounts are then weighted
        3:1, respectively. The resulting percentage achievement is utilized in the following payment schedule to determine the composite account management performance measure for this index.

                ENERGY DELIVERY BUSINESS GROUP, UNITS AND REGIONS
                          TARGET AWARD PAYMENT SCHEDULE
                          ACCOUNT MANAGEMENT OBJECTIVES

        Results as % of Goal                        Performance Factor*
        --------------------                        -------------------

              Over 110%                                    1.50
                105%                                       1.25
                100%                                       1.00
                 95%                                       0.50
              Below 90%                                    0.00

        *Interpolate at intermediate results.


            5.0  MARKETING BUSINESS UNIT PERFORMANCE CRITERIA

The MARKETING PERFORMANCE of the marketing organization is measured by five indices which are weighted to yield a single performance factor. These five indices are the annual marketing objective, the annual account management objective, the electric market share objective, the energy market share objective, and the loyalty objective. These indices are weighted at 50%, 25%, 5%, 5%, and 15%, respectively, for computation of a single performance factor.

The description of each of these indices and the performance factor computation methodology is as follows:

5.1 ACHIEVEMENT OF THE ANNUAL MARKETING OBJECTIVE is measured by comparing actual performance against marketing objectives for the current year. Marketing objectives are expressed as a collection of product goals which are weighted in value through the assignment of Smart Point equivalents.
        Marketing objective performance is computed by dividing the total Smart Points earned by the Smart Point goals assigned.
        The total Smart Points assigned for 1996 is 6,496,398. The performance factor is calculated in accordance with the following payment schedule.

                            MARKETING BUSINESS UNIT
                         TARGET AWARD PAYMENT SCHEDULE
                          ANNUAL MARKETING OBJECTIVE

        Results as % of Goal                        Performance Factor*
        --------------------                        -------------------

              Over 110%                                    1.50
                105%                                       1.25
                100%                                       1.00
                 95%                                       0.50
              Below 90%                                    0.00

        *Interpolate at intermediate results.

        Example: If 105% of the marketing goals has been achieved, the performance factor is 1.25. If 108% has been attained, the performance factor would be calculated as follows:

              [(108%-105%)/(110%-105%) x 0.25] + 1.25 = 1.40

5.2 ACHIEVEMENT OF THE ANNUAL ACCOUNT MANAGEMENT OBJECTIVE is measured by comparing actual performance with account objectives for the current year. Account management objectives are expressed as a collection of loyalty-enhancing activities, including identification of decisions groups, development of business plans, customer presentation and agreements, and implementation of two or more business plan items with designated customers. These activities are weighted in value through the assignment of point equivalents as function of assigned customers. Account management objective performance is computed as per the following tables, which are preset to result in a 100 point base for easy conversion to percentage attainment.

                         NATIONAL ACCOUNT MANAGEMENT

                                                       Maximum   Actual
           Measurement         Goal   Accomplishment    Score    Score*
           -----------         ----   --------------   -------   ------

          Compl. Interv.        70                        20
            Meter Maps          50                        10
        ID Decision Groups      50                        20
          Business Plans        25                        35
        Cust. Pres. & Agree.    25                        15
          Bus Plan Impl.        15                        10
              Total                                      110

        *(Accomplishment/Goal) x Maximum Score = Actual Score (not to exceed maximum score)

                          KEY ACCOUNT MANAGEMENT

                                                       Maximum   Actual
           Measurement         Goal   Accomplishment    Score    Score*
           -----------         ----   --------------   -------   ------

        ID Decision Groups     170                        20
          Business Plans       136                        50
        Cust. Pres & Agree.    110                        30
          Business Plans        50                        10
              Total                                      110

        *(Accomplishment/Goal) x Maximum Score = Actual Score (not to exceed maximum score)

        The results for key and national accounts are then weighted
        3:1, respectively. The resulting percentage achievement is utilized in the following payment schedule to determine the composite account management performance measure for this index.

                             MARKETING BUSINESS UNIT
                          TARGET AWARD PAYMENT SCHEDULE
                          ACCOUNT MANAGEMENT OBJECTIVE

               Results as % of Goal          Performance Factor*
               --------------------          -------------------

                    Over 110%                       1.50
                       105%                         1.25
                       100%                         1.00
                        95%                         0.50
                    Below 90%                       0.00

        *Interpolate at intermediate performance

5.3 ACHIEVEMENT OF THE MARKET SHARE OF ELECTRICITY OBJECTIVE is measured by comparing the actual market share performance of retail electricity sales against the market share of electricity objectives for the current year. Market share of electricity is computed by dividing the AEP total retail electricity sales by the electricity consumed by ultimate consumers in the 15 state regional market with both values expressed in kWh units. The performance measure for this index will be computed in accordance with the following payment schedule.

                           MARKETING BUSINESS UNIT
                        TARGET AWARD PAYMENT SCHEDULE
                         MARKET SHARE OF ELECTRICITY

          Results (market share %)             Performance Factor*
          ------------------------             -------------------

                 Over 8.25%                            1.50
                   8.20%                               1.25
                   8.15%                               1.00
                   8.00%                               0.50
                 Below 7.90%                           0.00

        *Interpolate at intermediate performance

5.4 ACHIEVEMENT OF THE MARKET SHARE OF ENERGY OBJECTIVE is measured by comparing the actual market share performance of retail energy sales against the market share of electricity objectives for the current year. Market share of energy is computed by dividing the AEP total retail energy sales by the energy consumed in the 15 state regional market with both values expressed in Btu equivalents. The performance measure for this index will be computed in accordance with the following payment schedule.

                           MARKETING BUSINESS UNIT
                        TARGET AWARD PAYMENT SCHEDULE
                           MARKET SHARE OF ENERGY

          Results (market share %)             Performance Factor*
          ------------------------             -------------------

                 Over 3.25%                            1.50
                   3.20%                               1.25
                   3.15%                               1.00
                   3.05%                               0.50
                Below 3.00%                            0.00

        *Interpolate at intermediate performance

5.5 ACHIEVEMENT OF THE LOYALTY OBJECTIVE is measured by comparing the actual performance against loyalty objectives for the current year. The loyalty objective performance will be based on a weighted average of the performance factors of the National Key Account Benchmark study by TQS
        Research (TQS), the Commercial and Industrial Customer
        Satisfaction Study by RKS Research and Consulting (RKS), and the Corporate Positioning and Communication Tracking Study by Market Strategies, Inc. (MSI) survey instruments in proportions of 61.3%, 28.5%, and 10.2%, respectively. The
        TQS, RKS, and MSI represent the key accounts, major accounts, and residential segments, respectively. The
        "Customer Loyalty - Electric" score will be utilized from the TQS study, the "Customer Assessment Score" will be utilized from the RKS study and the "Overall Satisfaction" score will utilized from the MSI study. The performance factor for each instrument will be computed in accordance with the following payment schedules. Note that while a percentile approach is preferred in the computation of a performance factor with all three of the instruments, a raw score is utilized in the RKS instrument as the timing of the study is not anticipated to permit comparison to other utilities' scores.

                           MARKETING BUSINESS UNIT
                   QS AND MSI TARGET AWARD PAYMENT SCHEDULE

                              TQS AND MSI SCORE

          Results (market share %)               Performance Factor*
          ------------------------               -------------------

                  Top 10%                                1.50
                    15%                                  1.25
                    20%                                  1.00
                    25%                                  0.50
                 Bottom 70%                              0.00

        *Interpolate at intermediate performance

                             MARKETING BUSINESS UNIT
                        RKS TARGET AWARD PAYMENT SCHEDULE

                                   RKS SCORE

          Customer Acceptance Score              Performance Factor*
          -------------------------              -------------------

                 Over 3.2%                               1.50
                    3.1%                                 1.25
                    3.0%                                 1.00
                    2.9%                                 0.50
                Below 2.85%                              0.00

        *Interpolate at intermediate performance

        The use of the RKS instrument is dependent on receiving results prior to computation of the annual MICP results. In the event this information is unavailable, the performance measures of the TQS and MSI will be computed as a weighed average in the proportions 85.7% and 14.3%, respectively.


                       6.0  POWER PLANT MANAGERS

Incentive awards for Power Plant managers are from two sources:

- -       AEP Corporate performance - weighted 25%; and
- -       Performance as determined by Power Plant Incentive
        Compensation Plan - weighted 75%.


                 7.0  REGION PLANT SERVICES MANAGERS AND
                      PRODUCTIONS SERVICES MANAGERS

Incentive awards for the managers of the Northern and Southern
Region Plant Services are from two sources:

- -       AEP Corporate performance - weighted 25%; and
- -       Performance as determined by the Region Plant Services
        Incentive Compensation Plan - weighted 75%.


                  8.0  CENTRAL MACHINE SHOP MANAGER

Incentive awards for the Central Machine Shop Manager are from two sources:

- -       AEP Corporate performance - weighted 25%; and
- -       Performance as determined by the Central Machine Shop
        Incentive Compensation Plan - weighted 75%.


                 9.0  FUEL SUPPLY PERFORMANCE CRITERIA

There are three overall Fuel Supply performance measures, which are weighted to determine a single Fuel Supply performance factor. These are as follows:

- -       Adjusted cost of coal produced from affiliated mines,
        measured by cents per million BTU (cents/MM BTU) for the current year as reduced to reflect extraordinary costs due to
        downsizing and/or other special expenses and a volume
        adjustment of 55cents/MM BTU for variance from budgeted tons -
        weighted at 50%; and

- -       Performance relative to the PUCO negotiated EFC cap -
        weighted at 25%; and

- -       Safety incidence rate as a percent of the industry incidence rate for the current year - weighted at 25%.

The following describes each in greater detail.

9.1 ADJUSTED COST OF COAL PRODUCED FROM AFFILIATED MINES - The adjusted cost of coal produced as measured by cents/MM BTU is a measure of how efficiently affiliated mines produce clean coal for use in the System's power plants. Performance factors relate to achievement as follows:

                FUEL SUPPLY TARGET AWARD PAYMENT SCHEDULE
                           AFFILIATED MINE COSTS

                Cents/MM BTU          Performance Factor*
                ------------          -------------------

               154.3 or lower                1.50
                    156.3                    1.25
                    158.3                    1.00
                    160.3                    0.75
                    162.3                    0.50
                    164.3                    0.25
              166.3 or higher                0.00

        *Interpolate at intermediate performance.

9.2 PUCO CAP PERFORMANCE - The PUCO cap performance measures the amount of operating loss as defined in the Settlement
        Agreement dated February 28, 1995.

                   FUEL SUPPLY TARGET AWARD PAYMENT SCHEDULE
                              PUCO CAP PERFORMANCE

                Cap Performance             Performance Factor*
                ---------------             -------------------

                  $5.0 million                      1.50
                  $7.5 million                      1.25
                 $10.0 million                      1.00
                 $12.5 million                      0.75
                 $15.0 million                      0.50
                 $17.5 million                      0.25
             More than $20 million                  0.00

        *Interpolate at intermediate performance

9.3 SAFETY PERFORMANCE - Achievement of the safety objective is measured by comparing the incidence rate for the current year with the comparable coal industry incidence rate
        (including Fuel Supply). Performance factors relate to achievement as follows:

                   FUEL SUPPLY TARGET AWARD PAYMENT SCHEDULE
                   SAFETY - INCIDENCE RATE VS. COAL INDUSTRY

              Incidence Rate -
           Percent Industry Rate                Performance Factor*
           ---------------------                -------------------

                55 or lower                             1.50
                    65                                  1.25
                    75                                  1.00
                    85                                   .75
                    90                                   .50
                    95                                   .25
               higher than 95                              0

        *Interpolate at intermediate performance.

        Example: If Fuel Supply's incidence rate were 92% of the coal industry rate, the performance factor is:

              [(95%-92%)/(95%-90%) x 0.25] + .25 = .40

9.4     SENIOR VICE PRESIDENT AND SENIOR STAFF-FUEL SUPPLY -
        DELIVERED FUEL PRICES

        In addition to the awards allocated to Corporate performance and Fuel Supply performance, the Senior Vice President and
        Senior Staff-Fuel Supply are assigned a 25% award allocated to delivered fuel prices. (See Page A-4 for the target award payment schedule.)

9.5     VICE PRESIDENT - FUEL PROCUREMENT

        In addition to the Corporate performance measures weighted
        25% and the overall Fuel Supply performance measure weighted
        20%, the Vice President - Fuel Procurement has a single
        Department performance weighing of 50% for delivered fuel prices.

        Tables showing the performance factors and how they relate to achievement begin on page A-5 of the Addendum.

9.6     GENERAL MINE MANAGERS/GENERAL SUPERINTENDENT (MEIGS)
        MEASURES

        In addition to the Corporate performance measures weighted
        25% and the overall Fuel Supply performance measures weighted 25%, the Fuel Supply General Mine Managers and
        General Superintendent (Meigs) have two Division/Mine performance measures which are weighted to determine a single Division/Mine performance award weighing of 50% for the mines for which they are responsible. These are as follows:

        - Adjusted cost of coal produced from affiliated mines, measured by cents per million BTU (cents/MM BTU) for the current year as reduced to reflect extraordinary costs due to downsizing and/or other special expenses, and a +/- volume adjustment of $.55/MM BTU for variance from budgeted tons - weighted at 75%; and

        - Safety incidence rate for the current year as a percent of the comparable industry incidence rate for either underground or surface mines (whichever is applicable) - weighted at 25%.

        Tables showing the performance factors and how they relate to achievement begin on page A-6 of the Addendum.

        The performance factor shall be zero for any mine whose lost workdays charged for any single occurrence total 6,000 days or higher.

9.7     MANAGER - RIVER TRANSPORTATION MEASURES - The Manager-River
        Transportation has, in addition to the overall Corporate performance measures weighted 25%, two Department perform-ance measures which are weighted to determine a single
        Department performance weighing of 75% for River
        Transportation.  These are:

        -     Operating costs measured by adjusted mils per ton mile
              (mils/ton mile - $0.00x) for the current year, excluding cost for fuel, associated taxes and other fixed and special expenses, as approved by the SVP-Fuel Supply, with a +/- volume adjustment of 1.55 mils/ton mile for variance from budgeted mils per ton mile - weighted 75%;
              and

        - Safety incidence rate for the current year as a percent of the most recently published incidence rate for the water transportation industry - weighted 25%.

        The performance factor shall be zero for any operation whose lost workdays charged for any single occurrence total 6,000 days or higher.

        Tables showing the performance factors and how they relate to achievement are on page A-9 of the Addendum.

9.8     MANAGER - COOK COAL TERMINAL MEASURES - The Manager-Cook
        Coal Terminal (CCT) has, in addition to the overall
        Corporate performance measures weighted 25%, two Department performance measures which are weighted to determine a single Department performance weighing of 75% for Cook Coal
        Terminal.  These are:

        - Operating costs measured by adjusted cost per ton of affiliated coal transloaded less other fixed and special expenses (e.g., harbor dredging), as approved by the SVP-
              Fuel Supply, +/- adjustment volumes times $.28/ton - weighted 75%; and

        - Safety incidence rate at CCT for the current year as a percent of the most recently published incidence rate for the coal preparation plants - weighted 25%.

        The performance factor shall be zero for any operation whose lost workdays charged for any single occurrence total 6,000 days or higher.

        Tables showing the performance factors and how they relate to achievement are on page A-10.

9.9       MANAGING DIRECTOR - TRANSPORTATION - In addition to the
          Corporate performance measures weighted 25% and the overall
          Fuel Supply performance measure weighted 20%, there are two overall transportation department performance criteria which are weighted to determine a single department performance factor. These are:

          - Transportation cost of fuel delivered comprised of performance at Cook Coal Terminal (adjusted cost per ton), River Transportation (adjusted cost per ton mile) and delivered fuel prices - each weighted 25%; and

          -     Safety incidence rate at River Transportation and Cook
                Coal for the current year as a percent of the most recently published comparable industry rate for each location (RTD vs water transportation industry; CCT vs coal preparation plants) - each weighted 12.5%.

          Tables showing the performance factors and how they relate to achievement are on page A-11.

9.10      SENIOR VICE PRESIDENT, VICE PRESIDENTS, SENIOR STAFF-FUEL
          SUPPLY, AND MANAGING DIRECTOR-TRANSPORTATION

          In addition to other measures, the Lancaster based participants are assigned a 5% award allocated to Power
          Generation Production Costs.  The Power Generation
          Production Cost measures the cost of fuel consumed and the operating and maintenance costs at the fossil power plants.
          (See page A-6 for the target award payment schedule.)


           10.0  POWER GENERATION PERFORMANCE CRITERIA

There are five performance criteria that are used as part of the power plant and power plant technical support portion of the performance for Power Generation Group. The participant's function within the organization determines the performance criteria weighting.

Tables showing the performance factors and how they relate to achievement begin on page A-13 of the Addendum.


            11.0  DEPARTMENT/BUSINESS UNIT OBJECTIVES

Performance criteria, with appropriate weightings, may be established each year based on agreed objectives in each department/business unit.

The performance rating scale is similar to those used in other measures, with ratings from 0 to 1.5, and 1.0 as target performance. Department/Business Unit Heads who set objectives which are subjective in nature will determine the degree of accomplishment in accordance with the 0 to 1.5 scale, taking into consideration such factors as timeliness, degree of accomplishment, acceptability of results, etc.

In situations where a participant who has been assigned objectives leaves the position during a Plan year, his successor will generally assume the same objectives and both participants will share the final performance factor score.


                    12.0  THE MICP IN ACTION

Following is an illustration to demonstrate the mechanics of the MICP. For purposes of this example, assume that an Energy
Distribution Region Manager with annual base salary earnings of $100,000 has a target award of 20%, or $20,000. This individual's target award is allocated among the following performance criteria:

          -     AEP Corporate Performance:  50%, or $10,000
          -     Energy Distribution Region: 50%, or $10,000

12.1 In determining the AEP Corporate portion of the MICP award, results are measured for three separate Corporate performance criteria to arrive at a single Corporate performance factor. ROE is measured in two ways, averaged, and given a 25% weighing; Total Investor Return (TIR) is given a 25% weighing; and Realization Ratio is given a 50% weighing.

                ROE            14% actual ROE               =  1.00
                               S&P ranking (7th)            =  1.40
                               --------------------------
                               Average                         1.20  x  25%  =  .30

                TIR            S&P ranking (12th)           =   .80  x  25%  =  .20

                Realization
                  Ratio        AEP ratio (.80)              =  1.25  x  50%  =  .625

                               Corporate Performance Factor                  = 1.125

                The AEP Corporate award, then, is 1.125 x $10,000, or $11,250.

12.2 In determining the Energy Distribution Region's portion of the MICP award, results are measured against six Energy
          Distribution performance criteria to arrive at the Region's performance factor.

          Customer             Result
            Satisfaction       TQS/MSI  =  15% (1.25)  = 1.20  x 20% =   0.24
            & Loyalty          RSK      =  2.95 (0.75)

          Safety
            Performance        Result   =  0.70        = 1.50  x 20% =   0.30

          O&M Expense
            Performance
            vs. Budget         Result   =   93%        = 1.25  x 20% =   0.25

          M&S Inventory
            Reduction          Result   =   75%        = 0.75  x 10% =   0.075

          Customer Service
            Reliability        Result   =  105%        = 0.50  x 20% =   0.10

          Index Marketing
            Performance        Result   =  100%        = 1.00  x 10% =   0.10
                                                                        ======
                Energy Distribution Performance Factor               =  1.065

          The Energy Distribution Business Unit Award, then, is 1.065 x $10,000 or $10,650.

12.3 The Energy Distribution Region Manager in our example earned a total award of $20,700, as follows:

          -     AEP Corporate                                $11,250.00
          -     Energy Distribution Business Unit             10,650.00

                                                             $21,900.00

          Of that amount, 80%, or $17,520.00 is paid during the first part of the following year, assuming the participant has not elected to defer receipt of that payment under Section
          16.2. The balance, $4,380.00, is deferred in AEP common stock units for three years. (No actual shares of stock are purchased--the amount deferred is merely treated as if shares had been purchased with these funds.) During that time dividends, which are credited on the deferred stock units, are used to "purchase" additional deferred stock units. After three years, the individual will receive a cash payment in the amount of the deferred units' value, which shall be equal to the average daily high and low market price of AEP common stock for the quarter preceding the payment date.(See page A-1 in the Addendum for further details.) A participant may elect to defer the 20% award beyond the mandatory three years in accordance with Section
          16.2.


                        13.0  PAYMENT RIGHTS AT TERMINATION
                                OF ACTIVE EMPLOYMENT

13.1 TERMINATION AFTER COMPLETION OF PLAN YEAR - A participant who is actively employed on December 31 of the Plan year is entitled to receive the regular cash award (80%) for that year and, if applicable, the value of his prior deferred award that has met the three calendar year requirement.
          For example, an employee who is actively employed on 12/31/96, and subsequently terminates is entitled to the 80% cash award for Plan year 1996, and if applicable, the value of any 1993 Plan year deferred amount.

          Alternatively, a participant may elect to defer receipt of awards in accordance with Section 16.2.

13.2 TERMINATION DUE TO DEATH, RETIREMENT, OR DISABILITY - If a participant should leave active employment during a Plan year because of death, retirement, or disability, the award will be pro-rated based on the time the participant was actively employed in positions covered by the Plan during that year. Full payment of 100% of the pro-rated award will be made as soon as practicable in the following year.

          The mandatory deferrals of the 20% portions of any awards
          are normally paid as soon as practicable after the
          participant's death, retirement, or disability.   For
          purposes of this Plan, disability shall mean the employee
          meets the definition of permanent and total disability
          under the AEP System Retirement Plan.  For purposes of this
          Section 13.2 and Section 13.4, "retirement" occurs on the
          date an employee who is at least age 55 and who has five or more years of vesting service, ceases active employment
          with the company.

          In situations where a participant retires, plan participation ends on the date that full control and responsibility for the function ceased. The manager who is on vacation prior to and extending immediately into retirement has effectively ended his responsibility for managing the unit.

          Upon the death of an active or terminated participant, all deferred awards are immediately payable to the participant's surviving spouse. If the participant's spouse is not living, the deferred awards are immediately payable to the participant's estate.

13.3 INVOLUNTARY TERMINATION DURING PLAN YEAR - If a participant is involuntarily terminated from employment during a Plan year because of (1) the permanent closing of an office, plant or other facility, or (2) as a direct result of restructuring, consolidation, change in control of the corporation or downsizing, the award will be pro-rated based on the time the participant was actively employed in positions covered by the Plan during that year. Full payment of 100% of the pro-rated award will be made as soon as practicable in the following year. Deferred awards are payable as soon as practicable after the participant's involuntary termination.

13.4 Any potential award for the current Plan year, and all mandatory deferrals of the 20% portions of any awards that have not met the three calendar year requirement pursuant to Section 16.1, are forfeited when a participant terminates active employment during the Plan year for reasons other than (1) death, retirement, disability, or
          (2) involuntary termination as described in Section 13.3.


                14.0  CHANGES IN SALARY/POSITION/PARTICIPATION

Awards are paid as a percentage of the performance year's annual base earnings, including merit and promotional increases.

In situations where participation changes as a result of job assignment, the employee will be entitled to a pro-rata share of any incentive award earned during the period he or she is employed in a position covered by the Plan.

In the event an MICP participant is transferred from a position covered by the Plan to another such covered position within the AEP System, the participant will be entitled to a pro-rata share of any incentive award earned during the period he or she is employed in each of the positions.

If the participant is subject to different target awards as a percent of base salary in the same performance year, each target award percentage will be applied to the base salary earned during the period employed in the related position.


                      15.0  PLAN ADMINISTRATION

The MICP is administered by the Human Resources Committee of the American Electric Power Company, Inc. Board of Directors through the Executive Compensation Committee of AEPSC. Subject to the approval of the Chief Executive Officer, the Executive
Compensation Committee's interpretation of the Plan's provisions are conclusive and binding on all participants. Participation in the MICP in any Plan year shall not be viewed as conferring any right to continued employment, or to continued participation in the MICP.

Subject to the approval of the Chief Executive Officer, the Executive Compensation Committee of AEPSC may vary performance criteria, weights, and/or performance factor schedules from time to time when appropriate, enlarge or diminish the number of participants, or make other adjustments or amendments to improve the workings of the Plan.

The Board of Directors reserves a right to amend or terminate the MICP. Amendment or termination of the Plan will not adversely affect any funds deferred into stock unit accounts prior to the amendment or termination.

For good and sufficient cause, on petition by a senior officer of the Company, and with the approval of the Chief Executive
Officer, any performance factor(s) for any participant(s) may be varied not more than plus or minus 25% to reflect exceptional circumstance.


            16.0  MICP AWARD DISTRIBUTIONS AND DEFERRALS

16.1 When all of the necessary data are available after the end of the Plan year, performance results will be calculated and awards made as soon as practicable. Unless the participant has made an election to defer receipt of an additional portion of the entire award in accordance with
          Section 16.2, eighty percent of the award earned will be paid in cash. Twenty percent of any awards made under the MICP will be deferred. All deferrals are invested in AEP stock unit accounts. No AEP stock is actually purchased -- the amount deferred is treated as if actual shares had been purchased.

          The number of stock units is determined by dividing the amount deferred by the average of the daily high and low
          AEP common stock prices during the Plan year in which the incentive award was earned.

          An amount equal to AEP common stock dividends is credited on the date payable each calendar quarter commencing with the first quarter of the year following the year in which the award was earned. Those amounts are "reinvested" to "purchase" additional deferred stock units at the average of the daily high and low market price for the quarter in which the stock dividend applies.

          Amounts deferred in stock units are payable in cash to participants after the end of three calendar years following the end of the year for which the 80% portion of the award was scheduled to be paid. However, a participant may elect to defer receipt as outlined in Section 16.2.

          The value of stock units paid is based on the average daily high and low market price of AEP common stock for the quarter immediately preceding the date of payment.

          Because amounts held in deferred stock unit accounts do not involve the actual purchase of stock, Plan participants are not entitled to voting or certain other rights applicable to an actual shareholder.

          Amounts held in deferred stock unit accounts may not be assigned, transferred, or pledged by a Plan participant nor will they be subject to execution, attachment or other similar process.

          If the Executive Compensation Committee determines that the occurrence of any merger, reclassification, consolidation, recapitalization, stock dividend or stock split requires an adjustment in order to preserve the benefits intended under the Plan, then the Committee may, in its discretion, make equitable proportionate adjustments in the number of deferred stock units held by participants.

16.2 Elections to defer receipt of a portion of the Plan's 80% cash award (up to the full amount) or any previously deferred 20% awards must be executed one year prior to the date each award would otherwise be payable. The initial elective deferral period is one 3-year term for the 80% cash award. Subsequent deferrals, following the initial deferral period, shall apply to the aggregate amounts initially deferred and shall be for periods of not less than one year; however, if the participant's elective deferral period extends beyond the participant's employment termination date and the participant's termination occurred under circumstances other than those described in Section
          13.3, payment will be made no later than five years after the participant's termination of employment.

          All amounts deferred in accordance with the preceding are reinvested in AEP stock unit accounts described in Section
          16.1.


                 17.0  POSSIBLE ADJUSTMENTS TO CORPORATE
                              PERFORMANCE DATA

If estimated data are required to calculate corporate performance awards, or if corrections are made to data previously reported as final, adjustments to awards may be made when final data are available.


                   18.0  FUEL SUPPLY PAYMENT SCHEDULES

18.1      SENIOR VICE PRESIDENT - FUEL SUPPLY

18.2      FUEL SUPPLY TARGET AWARD PAYMENT SCHEDULE

                           DELIVERED FUEL PRICES

                 Cents/MM BTU           Performance Factor*
                 ------------           -------------------

                     135.0                     1.50
                     136.5                     1.25
                     138.0                     1.00
                     139.5                     0.75
                     141.0                     0.50
                     142.5                     0.25
                     144.0                     0.00

           *Interpolate at intermediate performance.

18.3       VICE PRESIDENT - FUEL PROCUREMENT

18.4       Fuel Supply Target Award Payment Schedule

                          DELIVERED FUEL PRICES

                Cents/MM BTU           Performance Factor*
                ------------           -------------------

                    135.0                      1.50
                    136.5                      1.25
                    138.0                      1.00
                    139.5                      0.75
                    141.0                      0.50
                    142.5                      0.25
                    144.0                      0.00

           *Interpolate at intermediate performance.

18.5       FUEL SUPPLY TARGET AWARD PAYMENT SCHEDULE

                     POWER GENERATION PRODUCTION COST

                mils/KWH                 Performance Factor*
                --------                 -------------------

             16.78 or lower                     1.50
                  16.98                         1.25
                  17.18                         1.00
                  17.38                         0.50
                  17.58                         0.00

           *Interpolate at intermediate performance.

18.6       GENERAL MINE MANAGERS/GENERAL SUPERINTENDENT (MEIGS)

18.7       SOUTHERN OHIO COAL COMPANY - MEIGS

                       ADJUSTED COST OF COAL PRODUCED

                 Cents/MM BTU             Performance Factor*
                 ------------             -------------------

                150.4 or lower                   1.50
                     152.4                       1.25
                     154.4                       1.00
                     156.4                       0.75
                     158.4                       0.50
                     160.4                       0.25
                162.4 or higher                  0.00

           *Interpolate at intermediate performance.

18.8       CENTRAL OHIO COAL COMPANY

                       ADJUSTED COST OF COAL PRODUCED

               Cents/MM BTU               Performance Factor*
               ------------               -------------------

              226.4 or lower                     1.50
                   228.4                         1.25
                   230.4                         1.00
                   232.4                         0.75
                   234.4                         0.50
                   236.4                         0.25
              238.4 or higher                    0.00

           *Interpolate at intermediate performance.

18.9       WINDSOR COAL COMPANY

                       ADJUSTED COST OF COAL PRODUCED

                Cents/MM BTU              Performance Factor*
                ------------              -------------------

               127.2 or lower                    1.50
                    129.2                        1.25
                    131.2                        1.00
                    133.2                        0.75
                    135.5                        0.50
                    137.2                        0.25
               139.2 or higher                   0.00

           *Interpolate at intermediate performance.

18.10      ALL COAL MINES

                           SAFETY INCIDENCE RATE

                 Incidence Rate -
              Percent Industry Rate        Performance Factor*
              ---------------------        -------------------

                   55 or lower                    1.50
                       65                         1.25
                       75                         1.00
                       85                         0.75
                       90                         0.50
                       95                         0.25
                  Higher than 95                  0.00

           *Interpolate at intermediate performance.

18.11      MANAGER - RIVER TRANSPORTATION

18.12      RIVER TRANSPORTATION

                          OPERATING COST PER TON MILE

               Mils/Ton Mile
                  ($.00x)                  Performance Factor*
               -------------               -------------------

               4.07 or lower                      1.50
                   4.12                           1.25
                   4.17                           1.00
                   4.22                           0.75
                   4.27                           0.50
                   4.32                           0.25
               4.37 or higher                     0.00

           *Interpolate at intermediate performance.

18.13      RIVER TRANSPORTATION

                              SAFETY INCIDENCE RATE

                 Incidence Rate -
                  % Industry Rate           Performance Factor*
                 ----------------           -------------------

                   55 or lower                     1.50
                       65                          1.25
                       75                          1.00
                       85                          0.75
                       90                          0.50
                       95                          0.25
                  Higher than 95                   0.00

           *Interpolate at intermediate performance.

18.14      MANAGER - COOK COAL TERMINAL

18.15  COOK COAL TERMINAL

                             ADJUSTED COST PER TON

                Adjusted Cost per Ton          Performance Factor*
                ---------------------          -------------------

                   $1.47 or better                    1.50
                        $1.49                         1.25
                        $1.51                         1.00
                        $1.53                         0.75
                        $1.55                         0.50
                        $1.57                         0.25
                   $1.59 or higher                    0.00

           *Interpolate at intermediate performance.

18.16      COOK COAL TERMINAL

                            SAFETY INCIDENCE RATE

                  Incidence Rate -
                  % Industry Rate          Performance Factor*
                  ----------------         -------------------

                    55 or better                  1.50
                        65                        1.25
                        75                        1.00
                        85                        0.75
                        90                        0.50
                        95                        0.25
                   Higher than 95                 0.00

           *Interpolate at intermediate performance.

18.17      MANAGING DIRECTOR - TRANSPORTATION

18.18      COOK COAL TERMINAL

                             ADJUSTED COST PER TON

                 Adjusted Cost Ton           Performance Factor*
                 -----------------           -------------------

                  $1.47 or better                   1.50
                       $1.49                        1.25
                       $1.51                        1.00
                       $1.53                        0.75
                       $1.55                        0.50
                       $1.57                        0.25
                  $1.59 or higher                   0.00

          *Interpolate at intermediate performance.

18.19      RIVER TRANSPORTATION

                           OPERATING COST PER TON MILE

               Mils/Ton Mile ($.00x)           Performance Factor*
               ---------------------           -------------------

                   4.07 or lower                      1.50
                       4.12                           1.25
                       4.17                           1.00
                       4.22                           0.75
                       4.27                           0.50
                       4.32                           0.25
                   4.37 or higher                     0.00

           *Interpolate at intermediate performance.

18.20      DELIVERED FUEL PRICES

                  Cents/MM BTU                 Performance Factor*
                  ------------                 -------------------

                      135.0                           1.50
                      136.5                           1.25
                      138.0                           1.00
                      139.5                           0.75
                      141.0                           0.50
                      142.5                           0.25
                Higher than 144.0                     0.00

           *Interpolate at intermediate performance

18.21      RIVER TRANSPORTATION AND COOK COAL TERMINAL

                         SAFETY INCIDENCE RATE

               Incidence Rate -
               % Industry Rate        Performance Factor*
               ----------------       -------------------

                  55 or lower                1.50
                      65                     1.25
                      75                     1.00
                      85                     0.75
                      90                     0.50
                      95                     0.25
                 Higher than 95              0.00

           *Interpolate at intermediate performance


                    19.0  POWER GENERATION DEPARTMENT/
                     BUSINESS UNIT PAYMENT SCHEDULES

19.1       O&M EXPENDITURE

                  Actual O&M (Mils/KWH)         Performance Factor*
                  ---------------------         -------------------

                      3.29 or lower                     1.50
                          3.34                          1.25
                          3.39                          1.00
                          3.44                          0.50
                      3.49 or higher                    0.00

           *Interpolate at intermediate performance

19.2       POWER GENERATION PRODUCTION COST

                  Actual O&M (Mils/KWH)          Performance Factor*
                  ---------------------          -------------------

                     16.78 or lower                      1.50
                         16.98                           1.25
                         17.18                           1.00
                         17.38                           0.50
                     17.59 or higher                     0.00

           *Interpolate at intermediate performance.

19.3       CAPITAL EXPENDITURES

                    Actual Capital
                Exenditures ($ Million)          Performance Factor*
                -----------------------          -------------------

                    135.5 or lower                       1.50
                        140.3                            1.25
                        145.3                            1.00
                        150.3                            0.50
                   155.4 or higher                       0.00

           *Interpolate at intermediate performance

19.4       EQUIVALENT AVAILABILITY

               Equivalent Availability (%)       Performance Factor*
               ---------------------------       -------------------

                          84.0                           1.50
                          82.0                           1.25
                          80.0                           1.00
                          78.0                           0.75
                          76.0                           0.50
                      74.0 or lower                      0.00

           *Interpolate at intermediate performance

19.5       HEAT RATE

                  Heat Rate (BTU/KWH)             Performance Factor*
                  -------------------             -------------------

                         9,655                            1.50
                         9,663                            1.25
                         9,670                            1.00
                         9,677                            0.75
                         9,685                            0.50
                    9,700 or Higher                       0.00

           *Interpolate at intermediate performance.

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